Exhibit 10 (xcv)

AMENDMENT
TO THE
NACCO MATERIALS HANDLING GROUP, INC.
UNFUNDED BENEFIT PLAN
(As Amended and Restated Effective September 1, 2000)

     NACCO Materials Handling Group, Inc. hereby adopts this Amendment to the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan (As Amended and Restated Effective September 1, 2000) (the “Plan”), to be effective as of January 1, 2004. Words used herein with initial capital letters which are defined in the Plan are used herein as so defined.

Section 1

     Section 2.2(a) of the Plan is hereby amended in its entirety to read as follows:

     “(a) ROTCE means the Company’s consolidated return on total capital employed (excluding NMHG Retail Adjustments) for the applicable time period calculated as follows:

     Earnings Before Interest After-Tax (after NMHG Retail Adjustments)

                                                                divided by
     Total Capital Employed (after NMHG Retail Adjustments)”

Section 2

     Section 2.2(b)(vi) of the Plan is hereby amended in its entirety to read as follows:

     “(vi) ‘NMHG Retail Adjustments’ is defined as adjustments to consolidated net income before extraordinary items and cumulative effect of accounting changes, Consolidated Interest Expense, consolidated shareholder’s equity and Consolidated Debt to exclude: the sum of (A) the results of the Company’s retail division as determined under US GAAP plus (B) the corresponding consolidated eliminations related to the inclusions of Company’s retail division as determined by US GAAP, plus (C) the debt and related interest expense recorded by the Company related to loans to the Company’s retail division.”

     EXECUTED this 24th day of March, 2004.

NACCO MATERIALS HANDLING GROUP, INC.

By:	/s/ Charles A. Bittenbender

Title:	Assistant Secretary

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